As filed with the Securities and Exchange Commission on July 11, 2006.

Registration No. 333-________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

MIDDLEBURG FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	6021	54-1696103
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

111 West Washington Street

Middleburg, Virginia 20117

(703) 777-6327

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Joseph L. Boling

Chairman and Chief Executive Officer

Middleburg Financial Corporation

111 West Washington Street

Middleburg, Virginia 20117

(703) 777-6327

 (Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies of Communications to:
Wayne A. Whitham, Jr., Esq. John M. Oakey, III, Esq. Williams Mullen Two James Center 1021 East Cary Street Richmond, Virginia 23219 (804) 643-1991	George P. Whitley, Esq. Scott H. Richter, Esq. LeClair Ryan, A Professional Corporation Riverfront Plaza, East Tower 951 East Byrd Street Richmond, Virginia 23219 (804) 783-2003

Approximate date of commencement of proposed sale to the public: As soon as practicable following the effectiveness of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-134562

If this Form is a post-effective amendment filed pursuant to 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $2.50 per share	116,552	$31.00	$3,613,112	$387

This registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), the contents of the Registration Statement on Form S-1, File No. 333-134562, filed by Middleburg Financial Corporation (the “Registrant”) with the Securities and Exchange Commission (the “Commission”) on May 30, 2006, and as amended on June 19, 2006, including the exhibits thereto, and declared effective by the Commission on July 10, 2006, are hereby incorporated by reference into this registration statement.  This registration statement is being filed with respect to the registration of an additional 116,552 shares of the Registrant’s common stock, par value $2.50 per share, pursuant to Rule 462(b) under the Securities Act.

II-1

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Loudoun County, Commonwealth of Virginia, on July 10, 2006.

MIDDLEBURG FINANCIAL CORPORATION

By:

/s/ Alice P. Frazier

Alice P. Frazier

Executive Vice President and

   Chief Operating Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date
* Joseph L. Boling	Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)	July 10, 2006
* Kathleen J. Chappell	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	July 10, 2006
* Howard M. Armfield	Director	July 10, 2006
* Henry F. Atherton, III	Director	July 10, 2006
* Childs Frick Burden	Director	July 10, 2006
* J. Lynn Cornwell, Jr.	Director	July 10, 2006

* Robert C. Gilkison	Director	July 10, 2006
* Louis G. Matrone	Director	July 10, 2006
* Keith W. Meurlin	Director	July 10, 2006
* Thomas W. Nalls	Director	July 10, 2006
* John Sherman	Director	July 10, 2006
* Millicent W. West	Director	July 10, 2006
* Edward T. Wright	Director	July 10, 2006

* Alice P. Frazier, by signing her name hereto, signs this document on behalf of each of the persons indicated by an asterisk above pursuant to powers of attorney duly executed by such persons and previously filed with the Securities and Exchange Commission as part of the Registration Statement on Form S-1, File No. 333-134562, as amended, referenced herein.

By:

/s/ Alice P. Frazier

Alice P. Frazier

July 10, 2006

EXHIBIT INDEX

Exhibit No.

Description

5.1

Opinion of Williams Mullen.

23.1

Consent of Williams Mullen (included in Exhibit 5.1).

23.2

Consent of Yount, Hyde & Barbour, P.C.